UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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GYRODYNE, LLC
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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GYRODYNE, LLC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 5, 2021

NOTICE IS HEREBY GIVEN, pursuant to the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC (the “Company” or “Gyrodyne”), that the annual meeting of shareholders (the “Annual Meeting”) of Gyrodyne will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, on August 5, 2021, at 10:30 a.m., Eastern Time.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof:

Proposal 1:	To elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;

Proposal 2:	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement; and

Proposal 3:	To ratify the engagement of Baker Tilly US, LLP as our independent registered public accounting firm for the 2021 fiscal year.

Our board of directors unanimously recommends that you vote “FOR” each of proposals 1, 2 and 3.

Each of the proposals is described more fully in the proxy statement accompanying this notice, which you are urged to read carefully.

Our board of directors has fixed the close of business on June 10, 2021 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. In addition to this notice, enclosed in this mailing are the proxy statement, proxy card, Annual Report on Form 10-K, President’s letter to shareholders and attendance registration form.

YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  HOWEVER, WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.  GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING, BUT WILL HELP ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS.   ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, “STREET NAME” SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

By Order of the Board of Directors,

Peter Pitsiokos
Corporate Secretary
July 2, 2021

Important Information Regarding Meeting Attendance and Location:

We intend to hold the Annual Meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by COVID-19 even as more people are becoming vaccinated in significant numbers. As a result, we will enforce appropriate protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination or negative test result, and maintaining appropriate social distancing.  We may also impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website http://www.gyrodyne.com/proxy.php, and we encourage you to check this website prior to the meeting if you plan to attend.

In addition to delivering the proxy materials for the Annual Meeting to shareholders by mail, this proxy statement also is available at http://www.gyrodyne.com/proxy.php

GYRODYNE, LLC

PROXY STATEMENT

INTRODUCTION

The enclosed proxy is solicited on behalf of the present Board of Directors (sometimes referred to as the “Board”) of Gyrodyne, LLC, a New York limited liability company (the “Company”), the principal executive offices of which are located at One Flowerfield, Suite 24, Saint James, New York 11780. The approximate date on which this proxy statement and the enclosed proxy are being mailed to the Company’s shareholders is July 2, 2021. The proxy is being solicited for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on August 5, 2021, at 10:30 a.m., Eastern Time, at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780. Only shareholders of record on June 10, 2021 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the Annual Meeting. Each share is entitled to one vote. At the close of business on June 10, 2021, the Company had outstanding and entitled to vote 1,482,680 common shares of limited liability company interests.

We intend to hold the Annual Meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by COVID-19 even as more people are becoming vaccinated in significant numbers. As a result, we will enforce appropriate protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination or negative test result, and maintaining appropriate social distancing.  We may also impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website http://www.gyrodyne.com/proxy.php, and we encourage you to check this website prior to the meeting if you plan to attend.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our 2021 Annual Report are first being mailed to the Company’s shareholders and will be made available on the internet at http://www.gyrodyne.com/proxy.php on or about July 2, 2021.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

The statements made in this proxy statement and other materials the Company has filed or may file with the Securities and Exchange Commission (the “SEC”), in each case that are not historical facts, contain “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, and other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives and liquidation contingencies.  These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties relating to our efforts to enhance the values of our remaining properties and seek the orderly, strategic sale and liquidation of such properties as soon as reasonably practicable, the effect of economic and business conditions, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the ability to obtain additional capital in order to enhance the value of the Flowerfield and Cortlandt Manor properties, the potential effects of government responses to the COVID-19 pandemic on our business, operations and timelines for seeking entitlements and pursuing the sale of our properties and distributions to our shareholders, risks and uncertainties associated with community activism, regulatory enforcement and any litigation that may develop in connection with our efforts to sell our properties strategically, including related enhancement efforts, risks and uncertainties associated with potential or future rights offerings and other risks detailed from time to time in the Company’s SEC reports. Consequently, all of the forward-looking statements made in this proxy statement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Gyrodyne will be realized or, even if substantially realized, will have the expected consequences. The Company assumes no obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company assumes no obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

THE ANNUAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the Annual Meeting.

Date, Time and Place

The Annual Meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on August 5, 2021 at 10:30 a.m., Eastern Time.

Purpose

At the Annual Meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof:

Proposal 1:	To elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;

Proposal 2:	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement; and

Proposal 3:	To ratify the engagement of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the 2021 fiscal year.

Our board of directors unanimously recommends that you vote “FOR” each of proposals 1, 2 and 3.

Impact of COVID-19 Pandemic on Annual Meeting

We intend to hold the Annual Meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by COVID-19 even as more people are becoming vaccinated in significant numbers. As a result, we will enforce appropriate protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination or negative test result, and maintaining appropriate social distancing.  We may also impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website http://www.gyrodyne.com/proxy.php, and we encourage you to check this website prior to the meeting if you plan to attend.

Record Date; Stock Entitled to Vote; Quorum

All shareholders who hold common shares of limited liability company interests of record at the close of business on the record date, June 10, 2021, are entitled to notice of and to vote at the Annual Meeting. Each common share of limited liability company interests issued and outstanding on the record date is entitled to one vote at the Annual Meeting on each proposal presented. Shareholders do not have cumulative voting rights. A quorum will be present at the Annual Meeting if a majority of the outstanding common shares of limited liability company interests entitled to vote at the Annual Meeting are represented in person or by proxy.

On the record date, 1,482,680 common shares of limited liability company interests were issued and outstanding and held by 386 holders of record. Such number of record holders does not include 126 holders of shares of common stock of Gyrodyne Company of America, Inc. (the “Corporation”) who have not surrendered their stock certificates following the merger in 2015 of the Corporation and Gyrodyne Special Distribution, LLC into the Company (the “Merger”), and thus have not been issued common shares of limited liability company interests in the Company. This proxy statement and the enclosed proxy card are being mailed starting on or about July 2, 2021.

Votes Required

Proxies solicited by our board of directors will be voted in accordance with the instructions given therein. Where no instructions are indicated, proxies will be voted “FOR” the election of the nominees for director, “FOR” the advisory approval of executive compensation and “FOR” the ratification of the engagement of an independent registered public accounting firm.

Proposal 1.   : For the election of directors,the two nominees receiving the most “For” votes from the holders of common shares of limited liability company interests present in person or represented by proxy and entitled to vote will be elected. Only votes “For” or “Withheld” will affect the outcome. A majority vote is not required.

Proposal 2.   The advisory approval of the compensation of the Company’s Named Executive Officers must receive the affirmative vote of the holders of a majority of common shares of limited liability company interests either present in person or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes will have no effect.

Proposal 3.    The ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm for the 2021 fiscal year must receive “For” votes from at least a majority of the votes cast by the holders of common shares of limited liability company interests entitled to vote thereon. A shareholder who abstains from voting on Proposal 3 will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Proxies

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

If you hold your shares in “street name” and do not direct your broker or other nominee as to how you want your shares to be voted in the election of directors (Proposal 1) or the non-binding advisory vote on executive compensation (Proposal 2), your broker or other nominee is not permitted to vote those shares on your behalf (resulting in a “broker non-vote” for each proposal for which your broker or other nominee does not vote your shares). Accordingly, if you hold your shares in “street name,” it is critical that you complete and return the voting instruction card if you want your votes counted in the election of directors (Proposal 1) and the non-binding advisory vote on executive compensation (Proposal 2).

Broker non-votes are counted for general quorum purposes but are not counted with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will have no effect on the election of directors (Proposal 1) or the non-binding advisory vote on executive compensation (Proposal 2). Because your broker or other nominee has discretion to vote any uninstructed shares on the ratification of the appointment of independent registered public accountants (Proposal 3), there should not be any broker non-votes with respect to this item. Thus, if your broker or other street name holder of record signs and returns a proxy card on your behalf but does not indicate how the shares represented thereby should be voted, then the shares will be voted “FOR” in Proposal 3, but will not be voted on any other proposal.

At the time this proxy statement was mailed to shareholders, management was not aware of any matter other than the matters described above that would be presented for action at the Annual Meeting. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

In addition to sending you these materials, some of the Company’s directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by the Company and postings on the Company’s website, www.gyrodyne.com. None of the Company’s officers or employees will receive any extra compensation for soliciting you. The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $7,500 plus reasonable out-of-pocket expenses. MacKenzie Partners expects that approximately 15 of its employees will assist in the solicitation. MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of shares of Common Stock. If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of shares of Common Stock.

Any shareholder executing the enclosed proxy card has the right to revoke it at any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the Annual Meeting and to vote personally at the Annual Meeting.

DISCUSSION OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Amended and Restated Limited Liability Company Agreement provides that there shall be not less than three (3), nor more than seven (7), directors. It also provides that our board of directors be divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting our entire board. Upon the expiration of the term of office for a class of directors, the nominees for that class will stand for election to three-year terms to serve until the election and qualification of their successors. At the Annual Meeting, two (2) directors of the Company are to be elected to a three-year term, to serve until their successors are elected and have been qualified. Our board of directors of the Company has nominated Elliot H. Levine and Ronald J. Macklin to three-year terms, upon the recommendation of our Nominating Committee. Messrs. Levine and Macklin are members of our present board of directors of the Company, each with a term expiring at the Annual Meeting.

Each properly executed proxy card received will be voted in accordance with the instructions given thereon. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted “FOR” the election of the foregoing nominees as director to serve three-year terms or until their respective successors shall be elected and shall qualify. The nominees have consented to be named as nominees in this proxy statement and to serve as directors if elected.

Should the nominees become unable or unwilling to accept a nomination for election, the persons named in the enclosed proxy card will vote for the election of a nominee designated by our board of directors.

(a)

Information concerning the nominees and continuing directors of the Company, showing the principal occupation, age, year when first elected as a director of the Company and term of office, is as follows:

Name & Principal Occupation or Employment	Age	First Became a Director[1]	Current Board Term Expires
Nominees for Election
Elliot H. Levine CPA and Senior Member of Levine & Seltzer, LLP Director of the Company	68	2004	2021
Ronald J. Macklin Director of the Company	59	2003	2021
Continuing Directors

Paul L. Lamb Partner of Lamb & Barnosky, LLP Chairman of the Board of Directors of the Company	75	1997	2022
Richard B. Smith Mayor of the Incorporated Village of Nissequogue Director of the Company	66	2002	2022
Philip F. Palmedo President of Palmedo Associates Director of the Company	87	1996	2023
Nader G. M. Salour Principal, Cypress Realty of Florida, LLC Director of the Company	62	2006	2023

1 Commencement dates refer to year in which each director became a member of the board of directors of Gyodyne Company of America, Inc., which on August 31, 2015 merged with Gyrodyne Special Distribution, LLC into Gyrodyne, LLC with Gyrodyne, LLC surviving the merger. Effective with the merger, all directors of Gyrodyne Company of America, Inc. continued as directors of Gyrodyne, LLC.

(b)	Business Experience

Elliot H. Levine, age 68, was appointed to our board of directors in October 2004. Mr. Levine is a founding member of the accounting firm Levine & Seltzer, LLP Certified Public Accountants, and a graduate (1975) of Queens College, City University of New York. He became a member of the American Institute of Certified Public Accountants in February 1978. Mr. Levine’s work experience includes five years at Arthur Young, eleven-and-a-half years as partner and director of taxes of Leslie Sufrin & Co. P.C., a one-year tenure as senior tax manager at Margolin, Winer & Evans CPAs and over 28 years as senior member of Levine & Seltzer. Mr. Levine is also a member of the Board of Directors of Wharton Properties (BVI) Ltd and a member of the Board of Directors of ClearPoint Federal Bank & Trust. Our board of directors concluded that Mr. Levine should serve as a director of the Company because of his 42 years of experience as a certified public accountant and in the real estate industry and field of taxation.

Ronald J. Macklin, age 59, was appointed to our board of directors in June 2003. Mr. Macklin served through April 2019 as Senior Vice President and U.S. General Counsel for National Grid and formerly KeySpan Corporate Services, where he held various positions within the Office of General Counsel from 1991. Previously, he was associated with the law firms of Rosenman & Colin and Cullen & Dykman. He received a B.A. degree from Stony Brook University and his Juris Doctorate from Union University’s Albany Law School. Our board of directors concluded that Mr. Macklin should serve as a director of the Company because of his legal expertise, which includes his legal experience in corporate transactions, real estate matters, litigation, compliance and business ethics.

Paul L. Lamb, age 75, has been a director since 1997 and became Chairman of our board of directors on March 14, 1999. He is a founding partner in the law firm Lamb & Barnosky, LLP, where he has practiced law since 1984; a past President of the Suffolk County Bar Association; and a Dean of the Suffolk Academy of Law. He holds a B.A. from Tulane University, a J.D. from the University of Kentucky and an LL.M. from the University of London, England. Our board of directors concluded that Mr. Lamb should serve as a director of the Company because he is an experienced attorney in all phases of finance and real estate development, which skill set brings extraordinary value in light of the Company’s business and structure.

Richard B. Smith, age 66, was appointed to our board of directors in November 2002. Mr. Smith was a Vice President in the Commercial Banking Division of the First National Bank of Long Island from February 2006 through December 2018. He previously served as Senior Vice President for Private Banking at Suffolk County National Bank from May 2000 to February 2005. Previously, he worked for 10 years at Key Bank (Dime Savings Bank) and for three (3) years at L.I. Trust/Apple Bank. He received an MBA in Finance from SUNY Albany in 1983. Mr. Smith serves as the Mayor of the Incorporated Village of Nissequogue and as a Trustee of the Smithtown Historical Society. He is also a former Trustee for St. Catherine’s Medical Center in Smithtown, New York. Our board of directors concluded that Mr. Smith should serve as a director of the Company because of his background in both the Long Island financial sector and his role in, and experience with, local government issues and zoning matters.

Philip F. Palmedo, age 87, was appointed to our board of directors in July 1996. Mr. Palmedo has been President of the management consulting firm Palmedo Associates since 1980 and from 1988 to 1991 was Managing Director and President of Kepler Financial Management. From 1978 to 2000, he was Chairman of International Resources Group, an international professional services firm, and, from 1992 to 1997, was President of the Long Island Research Institute. He was a founder of all four companies. In addition, Mr. Palmedo has been a director of Lixte Biotechnology Holdings, Inc. since 2005 and he currently serves as a member of the Audit Committee. Mr. Palmedo has shepherded numerous fledgling businesses in financial and technological markets and completed several financing transactions. He received his B.A. degree from Williams College and his M.S. and Ph.D. degrees from M.I.T. Our board of directors concluded that Mr. Palmedo should serve as a director of the Company because of his extensive background in successfully guiding a number of entities from initial formation to value recognition.

Nader G.M. Salour, age 62, was appointed to our board of directors in October 2006 and then elected by the shareholders at the Company’s Annual Meeting in December 2006. Mr. Salour has been a Principal of Cypress Realty of Florida since 2000. He served as President of Abacoa Development Company from June 1996 to June 2006, and has served as a Director of Abacoa Partnership for Community since December 1997. He also served as a Director of the Economic Council of Palm Beach County from 2004 to 2016. Our board of directors concluded that Mr. Salour should serve as a director of the Company because of his extensive experience in the real estate industry, including development, construction, project analysis and financing.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF THE NOMINEES FOR DIRECTOR. THIS IS IDENTIFIED AS ITEM 1 ON
THE ENCLOSED PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 31, 2020, there were no equity compensation plans under which securities of the Company were authorized for issuance.

The following table sets forth certain information as of June 29, 2021, regarding the beneficial ownership of the Company’s common shares by (i) each person who the Company believes to be the beneficial owner of more than 5% of its outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under “Executive Compensation,” and (iv) all the Company’s present executive officers and directors as a group.

Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of Class (10)

Poplar Point Capital Management, LLC 840 Hinckley Road, Suite 250 Burlingame, CA 94010	179,904(2)	12.1

Mario Gabelli /Gamco Asset Management Inc. /Gabelli Funds/GCIA/Teton Advisors One Corporate Center Rye, NY 10580	170,870(3)	11.5

Grantham, Mayo, Van Otterloo & Co., LLC 40 Rowes Wharf Boston, MA 02110	148,088(4)	10.0

Neil Subin MILFAM LLC 3300 South Dixie Highway, Suite 1-365 West Palm Beach, FL 33405	113,557(5)	7.7

Towerview LLC 460 Park Avenue New York, NY 10022	101,500 (6)	6.8

MFP Investors LLC 667 Madison Avenue, 25th Floor New York, NY 10065	80,850(7)	5.5

Paul L. Lamb 1 Flowerfield, Suite 24 St. James, NY 11780	37,259(8)	2.5

Philip F. Palmedo 1 Flowerfield, Suite 24 St. James, NY 11780	16,677(9)	1.1

Nader G.M. Salour 1 Flowerfield, Suite 24 St. James, NY 11780	3,866	*

Richard B. Smith 1 Flowerfield, Suite 24 St. James, NY 11780	862	*

Ronald J. Macklin 1 Flowerfield, Suite 24 St. James, NY 11780	1,381	*

Elliot H. Levine 1 Flowerfield, Suite 24 St. James, NY 11780	113	*

Peter Pitsiokos 1 Flowerfield, Suite 24 St. James, NY 11780	0	*

Gary J. Fitlin 1 Flowerfield, Suite 24 St. James, NY 11780	0	*

All executive officers and Directors as a group (8 persons)	60,158	4.1

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power. Except as indicated, the beneficial owner has not pledged as security, or has any rights to acquire beneficial ownership of, any securities of the Company.

(2) On December 30, 2015, Poplar Point Capital Management, LLC filed a Schedule 13G with the Securities and Exchange Commission stating that each reporting person has shared power to vote or direct the vote and has shared power to dispose of or direct the disposition of 179,904 common shares. The Schedule 13G was jointly filed by Poplar Point Capital Management LLC, Poplar Point Capital Partners L.P., Poplar Point Capital GP LLC and Mr. Jad Fakhry, collectively, the reporting persons.

(3) On April 1, 2021, Gamco Investors Inc. filed a Schedule 13D with the Securities and Exchange Commission stating that GAMCO, a group of investment funds, beneficially owns an aggregate of 170,870 common shares. Power to dispose of and vote securities resides with Mario Gabelli, Douglas Jamieson and Kevin Handwerker. Each reporting person has the shared power to vote or direct the vote and has shared power to dispose of or direct the disposition of 170,870 common shares. The Schedule 13D was filed by Mario Gabelli, David Goldman, Douglas Jamieson and Kevin Handwerker.

(4) On February 12, 2021, Grantham, Mayo, Van Otterloo & Co. LLC filed a Schedule 13G with the Securities and Exchange Commission stating that it has the power to vote or direct the vote, and the power to dispose of or direct the disposition of 148,088 common shares. The Schedule 13G was filed by Gregory Pottle.

(5) On August 20, 2020, Neil Subin filed a Schedule 13G with the Securities and Exchange Commission stating that he has the power to vote or direct the vote and has power to dispose of or direct the disposition of 113,557 common shares.

(6) On January 12, 2021, Towerview LLC filed a Schedule 13G with the Securities and Exchange Commission stating that each reporting person has shared power to vote or direct the vote and has shared power to dispose of or direct the disposition of 101,500 common shares. The Schedule 13G was filed by Daniel R. Tisch.

(7) On February 14, 2019, MFP Investors LLC filed a Schedule 13G/A with the Securities and Exchange Commission stating that each reporting person has shared power to vote or direct the vote and has shared power to dispose of or direct the disposition of 80,850 common shares. The Schedule 13G/A was filed by Michael Price.

(8) Includes 4,368 shares held by Lamb & Barnosky, LLP Profit Sharing Trust and 32,891 shares in an Individual Retirement Account. Mr. Lamb is a trustee of the Profit-Sharing Trust.

(9) Does not include his wife’s ownership of 4,125 shares in which he denies any beneficial interest.

(10) The percent of class is calculated on the basis of the number of shares outstanding, which is 1,482,680 as of June 29, 2021.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board Meeting Attendance

There were eight regular and special board of directors meetings during the fiscal year ended December 31, 2020. Each director attended at least 75% of the aggregate of the total number of meetings of our board of directors and meetings held by all committees of our board of directors on which such director served during the fiscal year ended December 31, 2020.

Independence

Each of the members of, and nominees for election to, our board of directors are independent directors as defined by the listing requirements of Nasdaq. The directors deemed to be independent under the independence standards of Nasdaq are Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith.

Committees

Our board of directors has established the following committees:

Audit Committee. The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its current members are Messrs. Smith (Chairman), Levine and Macklin. The Audit Committee meets with the Company’s independent auditors and management quarterly to review financial results, audited and unaudited financial statements (as the case may be), internal financial controls and procedures and audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of the Company’s independent auditors, approves services to be provided by the independent registered public accounting firm and evaluates the possible effect the performance of such services will have on the accountants’ independence. The Company has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.gyrodyne.com. All of the members of the Audit Committee are independent directors as defined by the listing requirements of Nasdaq. The Audit Committee met four times during the fiscal year ended December 31, 2020. All members of the Audit Committee are “financially literate” within the meaning of SEC regulations and Nasdaq rules. Our board of directors has determined that at least one member, Mr. Levine, a CPA, qualifies as an “audit committee financial expert” as a result of relevant experience as a partner in the accounting firm of Levine & Seltzer, LLP. and previously as a partner and director of taxes at Leslie Sufrin & Co. P.C., as well as several additional years of experience in the field of public accounting.

Compensation Committee. The Compensation Committee of the Company’s board of directors consists of Messrs. Lamb (Chairman), Levine, Macklin, Palmedo, Salour and Smith, all of whom our board of directors has determined are independent pursuant to the listing requirements of Nasdaq. The Compensation Committee oversees and administers the Company’s executive compensation programs and is therefore responsible for establishing guidelines and making recommendations for all compensation paid to executive officers and directors. The Compensation Committee also negotiates the terms of all employment arrangements with executive officers which may include compensation arrangements designed to reward management for achieving certain performance goals and which are revisited on an as needed basis. The Compensation Committee met two times during the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2020, the members of the Compensation Committee were Messrs. Levine (chairman), Lamb, Macklin, Palmedo, Salour and Smith. The Company’s current compensation program for executives is intended to motivate and retain key executives to manage the business affairs of the Company in the best interests of the Company and its shareholders. Following the consummation of the Merger on August 31, 2015, the overriding objective of the Company’s executive compensation program is to incentivize management to carry out the Company’s plan to pursue zoning and/or entitlement opportunities intended to increase the values of our two remaining major properties so that they can be sold to a developer at higher prices than otherwise possible, thereby maximizing distributions to our shareholders during the liquidation process within a reasonable period of time and then dissolving the Company.

Nominating Committee. The Nominating Committee consists entirely of non-employee directors and recommends guidelines to our board of directors regarding the size and composition of our board of directors and criteria for the selection of nominees. It also recommends the slate of director nominees to be included in this proxy statement and recommends candidates for vacancies which may occur. The Nominating Committee has a written charter, which is available on the Company’s website, www.gyrodyne.com. Each member of the Nominating Committee is an independent director as defined by the listing standards of Nasdaq. The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing and otherwise in accordance with the procedures set forth in Section 5.14 of the Company’s Amended and Restated Limited Liability Company Agreement. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Nominating Committee to make proper judgments as to his or her qualifications. Nominations must be addressed to the Secretary of the Company at the Company’s headquarters and must be received no later than the deadline for submissions of shareholders’ proposals in order to be considered for the next annual election of directors. The Nominating Committee believes that having directors with relevant experience in business and industry is beneficial and the Nominating Committee seeks to monitor the skills and experience of the Company’s directors. Our board of directors does not have a formal policy with respect to diversity. All identified candidates, including shareholder-proposed candidates, are evaluated by the Nominating Committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Company typically engages the services of third parties to perform background examinations of potential nominees, for which the Company pays a fee, in order to assist the Nominating Committee in its evaluation. The Nominating Committee met one time during the fiscal year ended December 31, 2020, and its members currently are Philip F. Palmedo and Nader G.M. Salour.

Investment Committee. The investment committee consists of Philip F. Palmedo (Chairman), Richard B. Smith and Nader G.M. Salour, all of whom are non-employee directors. The investment committee did not meet during the fiscal year ended December 31, 2020. The investment committee oversees the process of pursuing our plan of liquidation, pursuant to which we intend to pursue zoning and/or entitlement opportunities intended to increase the values of our two remaining major properties so that they can be sold to a developer at higher prices than otherwise possible, thereby maximizing distributions to our shareholders during the liquidation process within a reasonable period of time and then dissolving the Company. An additional function of the investment committee is to screen management recommendations with respect to the sale of assets and present recommendations to the full board for approval.

Shareholder Communications with our Board of Directors

Our board of directors does not currently provide a process for shareholders to send communications to our board of directors or any of the directors. The Company believes that senior management, as opposed to individual directors, provides the public voice of the Company, and that shareholders can effectively communicate with the Company by contacting Gary Fitlin, President, Chief Executive Officer and Chief Financial Officer and Treasurer of the Company, through either regular mail, telephone, email or in person. Shareholders also have meaningful access to our board of directors through the shareholder proposal process, which is described below in “2021 Shareholder Proposals.”

Board Leadership Structure and Oversight of Risk Management

The current leadership structure of our board of directors reflects a separation of the roles of chairman and principal executive officer. This leadership structure is intended to provide our board of directors with an appropriate level of independence from management and encourage a high degree of autonomy within our board of directors. Our board of directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, and strategic risks. The Audit Committee assists our board of directors in the oversight of the risk management process. In addition, our board of directors is guided by management presentations at meetings of our board of directors and throughout the fiscal year that serve to provide visibility to our board of directors about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Attendance Policy for Directors at Annual Shareholder Meetings

The Company encourages, but does not require, all of its directors to attend annual shareholders meetings of the Company. At the Annual Meeting of the Company’s shareholders in 2020, six (6) directors were in attendance and in 2019, six (6) directors were in attendance.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings or this proxy statement, this Report of the Audit Committee of our board of directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company’s other filings under the Exchange Act, except to the extent that we specifically incorporate this Report by reference in such other filings. Pursuant to rules of the SEC and FINRA, the Audit Committee of Gyrodyne, LLC has issued the following report and affirmed that:

(i)    We have reviewed and discussed with management the audited financial statements for fiscal year ended December 31, 2020.

(ii)  The Company’s independent registered public accounting firm has discussed with the Audit Committee the results of the audit of the Company’s financial statements and have represented to the Audit Committee that their presentations include all matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees,” and Rule 2-07 of Regulation S-X. The Audit Committee has met (in person or telephonically) with our independent registered public accounting firm, Baker Tilly, with and without management present, to discuss the overall scope of Baker Tilly’s audit, the results of its examination, and the overall quality of the Company’s financial reporting as well as its internal controls over financial reporting. The Company’s management assessed the effectiveness of its system of internal control over financial reporting as of December 31, 2020. The Audit Committee has reviewed and discussed the audited financial statements and effectiveness of internal control over financial reporting with management and management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. and that the internal control over financial reporting was effective.

(iii)  We have received from the Company’s independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and we have discussed with the independent registered public accounting firm its independence with respect to the Company.

(iv)  Based on the review and discussions referred to above, we recommended to our board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Members of the Audit Committee

Richard B. Smith (Chairman)

Elliot H. Levine

Ronald J. Macklin

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES WHO ARE NOT DIRECTORS

Gary J. Fitlin, age 55, joined the Company in October 2009 as its Chief Financial Officer and Treasurer. From August 2012 through February 24, 2013, Mr. Fitlin served as interim President and Chief Executive Officer following the resignation of Stephen V. Maroney in August 2012. Following the separation of Frederick C. Braun III (President and Chief Executive Officer from February 2013 through April 2017) from the Company, the Board of Directors appointed Gary Fitlin as President and Chief Executive Officer effective May 1, 2017. Prior to joining the Company, he was Director of Accounting Implementation for Lexington Realty Trust, a publicly traded real estate investment trust on the NYSE, from July 2006 to March 2008, where he was responsible for mergers and acquisitions. Prior to that, Mr. Fitlin served as Vice President and Corporate Controller for Source Media (f/k/a Thomson Media), a publisher and software solution provider, from June 2005 to July 2006, where he was responsible for global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. Prior to that, he served as a senior financial officer for various publicly traded companies where he was responsible for mergers and acquisitions, global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. Mr. Fitlin also serves as chairman of the CEO Leadership Committee for Stony Brook University. He is a Certified Public Accountant, an alumnus of Arthur Andersen & Co., and holds a BS degree in Accounting and Economics from the State University of New York at Oswego.

Peter Pitsiokos, age 61, joined the Company in July 1992 as its Assistant Secretary and served as its General Counsel from 1992-2004. He has been the Company’s Executive President, Chief Operating Officer and Chief Compliance Officer since 2004. He has also been Secretary of the Company for over fifteen years. Mr. Pitsiokos was formerly the Executive Assistant District Attorney in Suffolk County, New York. He also served as the Assistant Director of Economic Development and the Director of Water Resources in the Town of Brookhaven. He is a former trustee of the Three Village Central School District in Setauket, New York. Mr. Pitsiokos also maintained a private law practice in which he represented several national and local owners, managers and developers of real estate. He holds a law degree from Villanova University and a BA degree from Stony Brook University.

EXECUTIVE COMPENSATION

Executive Summary

The following table sets forth the total compensation awarded to, earned by or paid to each of the following persons (collectively referred to as the “Named Executive Officers”) for services rendered during the years ended December 31, 2020 and 2019:

(a)	our principal executive officers; and

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2020 and 2019.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Gary Fitlin	2020	250,000	-	-		-	-	-	250,000
President, CEO, CFO
and Treasurer	2019	250,000	-	-	-	2,390(A)	-	-	252,390

Peter Pitsiokos	2020	200,000	-	-		-	-	-	200,000
COO and Secretary
	2019	200,000	-	-	-	2,151(A)	-	-	202,151

(A)	Consists of retention bonus payments vested and paid pursuant to the Retention Bonus Plan upon the settlement of master lease from the sale of the Virginia Health Care Center.

The Company has concluded that aggregate amounts of prerequisites and other personal benefits, securities or property to any of the current executives does not exceed $10,000 and that the information set forth in tabular form above is not rendered materially misleading by virtue of the omission of such personal benefits.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Employment Agreements

On May 17, 2013, the Company entered into a new employment agreement with Gary J. Fitlin (the “Employment Agreement”) dated May 15, 2013 and effective April 1, 2013, pursuant to which Mr. Fitlin continued to serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer. Pursuant to the Employment Agreement, Mr. Fitlin earns a base salary at the rate of $250,000 per year plus a discretionary bonus, as determined and approved by the Board based upon the profitability and/or performance of Gyrodyne. Additionally, Mr. Fitlin is entitled to a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in control (the “Change-in-Control Bonus”). The Employment Agreement defines a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreement, there is no required minimum period of employment, and either the Company or Mr. Fitlin may terminate at any time, with or without cause. If Mr. Fitlin is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If Mr. Fitlin is terminated for cause (as defined in the Employment Agreement), he will be paid the pro rata share of his base salary through the date of termination. Mr. Fitlin may also terminate upon 60 days’ prior written notice. The foregoing description of the Employment Agreement is only a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to that agreement. A copy of the Employment Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K on May 23, 2013.

On May 8, 2014, Gyrodyne entered into a new employment agreement with Peter Pitsiokos effective May 15, 2014, pursuant to which Mr. Pitsiokos continues to serve as Executive Vice-President, Chief Operating Officer, Chief Compliance Officer and Secretary. Pursuant to the agreement, Mr. Pitsiokos earns a base salary at the rate of $200,000 per year plus a discretionary bonus, as determined and approved by the Board based upon the profitability and/or performance of Gyrodyne. There is no required minimum period of employment, and either Gyrodyne or Mr. Pitsiokos may terminate at any time, with or without cause. If Mr. Pitsiokos is terminated without cause, Gyrodyne must provide him with at least 60 days’ prior written notice of termination and must pay him the pro rata share of his base salary through those 60 days and severance pay equal to six months’ base salary from the date of termination. On January 25, 2018, Gyrodyne entered into an amendment to the employment agreement with Mr. Pitsiokos effective January 25, 2018, to define with greater specificity Mr. Pitsiokos’ duties and responsibilities with respect to the Company’s properties.

Outstanding Equity Awards at Fiscal Year End

As of the year ended December 31, 2020, there were no unexercised options and/or stock that has not vested or equity incentive plan awards held by any of the Company’s named executive officers.

Severance and Change-in-Control Benefits

Pursuant to the Employment Agreement with Mr. Fitlin, Mr. Fitlin earns a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreement defines a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.

Pursuant to the employment agreement with Mr. Pitsiokos, Mr. Pitsiokos may be terminated at any time, with or without cause. If Mr. Pitsiokos is terminated without cause, Gyrodyne must provide him with at least 60 days’ prior written notice of termination and must pay him the pro rata share of his base salary through those 60 days and severance pay equal to six months’ base salary from the date of termination.

Retention Bonus Plan

In May 2014, the Board of Directors approved a retention bonus plan (as amended, the “Plan”) designed to recognize the nature and scope of the responsibilities of our directors, executives and employees related to the Company’s strategic plan to enhance property values, liquidate and dissolve, to reward and incent performance in connection therewith, to align the interests of directors, executives and employees with our shareholders and to retain such persons during the term of such plan. The Plan provides for bonuses to directors, officers and employees determined by the gross sales proceeds from the sale of each property and the date of sale.

The Plan provides for a bonus pool to be funded with an amount equal to 5% of the specified Adjusted Appraised Value of such properties (set forth in the Plan), so long as the gross selling price of the property is equal to or greater than 100% of its 2013 Adjusted Appraised Value as designated in the bonus plan. The aggregate amount of the 2013 appraisals for the Company’s properties was utilized by the Company to help set the aggregate valuation of the real estate that was included in the non-cash dividend distributed on December 30, 2013. Additional funding of the bonus pool will occur on a property-by-property basis when the gross sales price of a property exceeds the Adjusted Appraised Value as defined as the sum of (i) its 2013 appraised value and (ii) land development costs incurred on a property since the date of the 2013 appraisal, as follows: 10% on the first 10% of appreciation, 15% on the next 10% of appreciation and 20% on appreciation greater than 20%.

The bonus pool is distributable in the following proportions to the named participants in the bonus plan for so long as they are directors or employees of the Company:

Board Members/Employees	Bonus Pool Percentage
Board Members (a)	65.000%
Chief Executive Officer	15.474%
Chief Operations Officer	13.926%
Officer Discretionary Amount (b)	1.750%
Other Employees	3.850%
Total	100.000%

(a)	15% for the Chairman and 50% for the directors other than the Chairman (10% for each of the other five directors).
(b)	The officer discretionary amount of 1.75% is vested but not allocated and will be allocated to the officers within the discretion of the Board.

Such shares of the bonus pool are earned only upon the completion of the sale of a property at a gross selling price equal to or greater than its Adjusted Appraised Value and is paid to the named beneficiaries of the Plan or their designees within 60 days of the completion of such sale or, if later, within 60 days of receipt of any subsequent post-completion installment payment related to such sale.

The Plan provides that no benefits are to be paid to participants from the sale of any individual post-subdivided lot from either of the Company’s Flowerfield or Cortlandt Manor properties until aggregate sale proceeds from all sales of post-subdivided lots from such property exceed a designated aggregate floor for such property. The aggregate floor for each of the Flowerfield and Cortlandt Manor properties is defined in Amendment No. 3 to the Plan as the 2013 appraisal of such property plus land development costs incurred for such property since such appraisal.

The Plan provides for vesting of benefits upon the sale of each individual post-subdivision lot at Flowerfield and Cortlandt Manor. It also provides for entitlement to a future benefit in the event of death, voluntary termination following substantial reduction in compensation or board fees, mutually agreed separation to right-size the board or involuntary termination without cause, except that a participant will only be eligible to receive a benefit to the extent that a property is sold within three years following the separation event and the sale produces an internal rate of return equal to at least four percent of the property’s value as of December 31 immediately preceding such event and that the sale exceeded the Adjusted Appraised Value.

Under the Plan, there were no payments made during the year ended 2020. The payments made during the twelve months ended December 31, 2019 under the Plan relate to the settlement of the master lease from the Sale of the Virginia Health Care Center as follows:

RETENTION BONUS PLAN PARTICPANTS	2019
Board of Directors	$9,471
President and Chief Executive Officer	2,390
Chief Operating Officer	2,151
Other Employees	561
Total	$14,573

Deferred Compensation Plan

On December 6, 2019, the Company’s Board of Directors approved the Gyrodyne, LLC Nonqualified Deferred Compensation Plan for Employees and Directors (the “DCP”) effective as of January 1, 2020. The plan is a nonqualified deferred compensation plan maintained for officers and directors of the Company.  Under the DCP, officers and directors may elect to defer a portion of their compensation to the DCP and receive interest on such deferred payments at a fixed rate of 5%.  All DCP benefits will be paid in a single lump sum cash payment on December 15, 2026, unless a plan of liquidation is established for Gyrodyne before the distribution date in which case all benefits will be paid in a single lump sum cash payment after execution of an amendment to terminate the DCP. The foregoing description of the DCP does not purport to be complete and is qualified in its entirety by reference to the full text of the DCP, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 13, 2019.

COMPENSATION OF DIRECTORS

Each member of the board of directors is entitled to receive an annual director fee of $42,000 per year (which includes attendance at board meetings and committee meetings). In addition to the annual director fee, the Chairman of the Board also receives a Chairman’s fee of $78,000 per year for a total fee (director’s fee plus Chairman’s fee) payable of $120,000 per year.

The following table shows the compensation earned by or paid in cash to each of the Company’s non-officer directors for the year ended December 31, 2020:

Name (a)	Fees earned or paid in cash (b)	Stock awards (c)	Option awards (d)	Non-equity incentive plan compensation (e)	Nonqualified deferred compensation earnings (f)	All other compensation (g)	Total (h)

Paul L. Lamb	$120,000	$-	$-	$-	$-	$-	$120,000

Philip F. Palmedo	42,000	-	-	-	-	-	42,000

Elliot H. Levine	42,000	-	-	-	-	-	42,000

Richard B. Smith	42,000	-	-	-	-	-	42,000

Ronald J. Macklin	42,000	-	-	-	-	-	42,000

Nader G.M. Salour	42,000	-	-	-	-	-	42,000

Total	$330,000	$-	$-	$-	$-	$-	$330,000

The amounts set forth in column (e) of the director compensation table constitute payments made pursuant to the Retention Bonus Plan. Members of our board of directors are participants in the Company’s Retention Bonus Plan, described above under “Executive Compensation - Retention Bonus Plan”, which provides for bonuses determined by the excess of gross sales proceeds net of land development costs over appraised value from the sale of each property and the date of sale.

On December 6, 2019, the Company’s Board of Directors approved the Gyrodyne, LLC Nonqualified Deferred Compensation Plan for Employees and Directors (the “DCP”) effective as of January 1, 2020, the full text of which was attached as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. See “Executive Compensation - Deferred Compensation Plan”, above.  Each of the Directors elected (under the DCP) to defer 100% of their director fees for 2020 and 2021.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Except as set forth below, there were no transactions in effect since January 1, 2019 (the beginning of the fiscal year preceding the Company’s last fiscal year) or currently proposed in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the of the Company’s total assets at the end of the last two completed fiscal years, and in which any related person (as such term is defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

The Company has entered into various leasing arrangements with a not-for-profit organization of which the Company’s Chairman, Paul Lamb, serves as Chairman and a director but receives no compensation or any other financial benefit.  A summary of the leasing arrangements is as follows:

Term			Square Feet	Annual Rent	Total Commitment (excluding renewal options)	Additional Commitment (assumes two-year renewal option is exercised)
Jan 2019	-	Dec 2020	2,284	$19,414	$38,828	$38,828
Jan 2019	-	Dec 2020	1,817	-(a)	-(a)	-(a)
Jan 2019	-	Dec 2020	1,905	$16,193	$32,385	$32,385

a)

In February 2019, the Company amended the square footage under the master lease with the not-for-profit originally entered into in August 2016. The Company understood that the tenant’s main intent was to sublease the space to artists, on a short-term basis, after which such subtenant artists would transition into their own space leased directly from the Company. Under the master lease, the tenant has the right to sublease the space without prior written consent for use as an art studio, art school or related use. Under the terms of the master lease, rent is payable by the tenant only to the extent the space is sublet, at the rent amount per square foot payable by the subtenant up to a maximum of $10 per square foot per year. The lease originally was for 2,130 square feet. The amended maximum annual and total lease commitment of up to $18,170 and $36,340, respectively. Approximately $3,500 in improvements were provided. Any space not subleased may be used by the tenant rent-free for certain stated art uses, although the tenant is responsible for certain passthrough expenses such as electric and heat. Since rent is only due if the space is sublet, the Company believes the fair value of the space to the extent not sublet reflects a below market lease over the term ended December 31, 2020 of $18,170 and total commitments including two-year renewal option of up to $72,680.

In December 2020, the tenant exercised the second and last renewal term option, extending the lease terms until December 31, 2022.

During the twelve months ended December 31, 2020 and 2019, respectively, the Company received rental revenue of $35,607 and $34,720, respectively.

The independent members of the Board of the Company approved all of the leasing transactions described above.

The Chairman is also a partner in the firm of Lamb & Barnosky, LLP, which provided pro bono legal representation to the aforementioned not-for-profit corporation on the lease.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers, and any person holding more than ten percent (“10% Holder”) of our common shares, file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

Based solely on the Company’s review of copies of Forms 3 and 4 and amendments thereto received by it during fiscal 2019 and Forms 5 and amendments thereto received by the Company with respect to fiscal year 2020 and any written representations from certain reporting persons that no Form 5 is required, Gyrodyne believes that none of the Company’s executive officers, directors or 10% Holders failed to file on a timely basis reports required by section 16(a) of the Exchange Act during fiscal year 2020 other than one director who filed a late Form 5 with respect to the sale of 114 shares by each of the two trusts of which the director serves as a trustee.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s shareholders are now entitled to vote whether to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our executive compensation program is appropriately designed and responsible in that it is designed to promote the Company’s strategic plan without encouraging our executives to assume excessive risks. Our Compensation Committee believes that the Company’s executive compensation program must be tailored to meet the demands of the Company’s strategic plan to pursue zoning and/or entitlement opportunities intended to increase the values of our two remaining major properties so that they can be sold to a developer at higher prices than otherwise possible, thereby maximizing distributions to our shareholders during the liquidation process within a reasonable period of time and then dissolving the Company.

The Compensation Committee believes the Company’s executive compensation program is well-aligned with the Company’s strategic plan and the long-term interests of shareholders.

Accordingly, our board of directors is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our board of directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

THIS IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors, upon the recommendation of the Audit Committee, which is comprised entirely of independent directors, has appointed the accounting firm of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the current fiscal year. The appointment of Baker Tilly had been ratified by the shareholders of Gyrodyne Company of America, Inc. every year since 1990 and by the shareholders of Gyrodyne, LLC since the merger of Gyrodyne Company of America, Inc. and Gyrodyne Special Distribution, LLC with and into Gyrodyne, LLC. Our board of directors is requesting ratification of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2021. This firm has no financial interest in the Company or any connection with the Company other than as auditors and as independent registered public accounting firm. The report of Baker Tilly with respect to the Company’s financial statements appears in the Company’s annual report for the fiscal year ended December 31, 2020.

In the event the proposal is defeated, the adverse vote will be considered a direction to our board of directors to select another independent registered public accounting firm for the next fiscal year. However, because of the expense and difficulty of making any substitution of an independent registered public accounting firm after the beginning of a fiscal period, it is contemplated that the appointment for fiscal year 2021 will be permitted to stand unless our board of directors finds other reasons for making the change.

Audit and Other Fees

The following is a summary of the fees billed to the Company by Baker Tilly US, LLP, its independent registered principal accountants, for professional services rendered for the years ended December 31, 2020 and 2019:

Fee Category	Fiscal December 31, 2020	Fiscal December 31, 2019
Audit Fees (1)	$101,750	86,000
Audit Related Fees (2)	11,799	5,977
Tax Fees (3)	40,696	18,800
All Other Fees (4)	-	-
Total Fees	$154,245	$110,777

(1) Audit Fees consist of aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2020 and 2019, respectively.

(2) Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under "Audit Fees." Such services include review of the Company’s strategic plan analysis, Form 8-K filings, proxy filings and research into various accounting issues.

(3) Tax Fees consist of aggregate fees billed for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning. The amounts disclosed consist of fees paid for the preparation of federal and state income tax returns and Schedules K-1.

(4) All Other Fees would consist of aggregate fees billed for products and services provided by Baker Tilly, the Company’s principal accountant, other than those disclosed above.

None of the services performed by Baker Tilly for the Company were performed by non-full-time Baker Tilly employees.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the principal accountants and approves in advance any services to be performed by the principal accountants, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the principal accountant’s independent auditors. The Audit Committee has determined not to adopt any blanket pre-approval policies or procedures. All of the fees shown above were pre-approved by the Audit Committee.

A representative of Baker Tilly is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available at a designated time during the Annual Meeting to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS

VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF BAKER TILLY AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FI RM. THIS IS IDENTIFIED AS ITEM 3 ON THE ENCLOSED PROXY CARD.

SHAREHOLDER PROPOSALS

If a shareholder wishes to have a particular proposal considered by our board of directors for inclusion in the Company’s proxy statement for an Annual Meeting of shareholders, the shareholder must satisfy the requirements set by the SEC in its proxy rules. The particular proxy rule, Rule 14a-8, requires that shareholders submit their proposals in writing to the Company at least 120 days before the anniversary date of this proxy statement mailing date for the prior year’s Annual Meeting. Thus, shareholders who wish to submit their proposals for inclusion in the Company’s proxy statement for next year’s Annual Meeting must deliver such proposals to the Secretary of the Company on or before March 4, 2022, provided that if the date of next year’s Annual Meeting has been changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials, which would be disclosed in the Company’s reports filed with the SEC. The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing shareholder, and otherwise satisfy the requirements of Rule 14a-8. Proposals should be addressed to the Secretary of the Company, Gyrodyne, LLC, One Flowerfield, Suite 24, Saint James, New York 11780.

In order for a shareholder nomination or proposal to be raised from the floor during an Annual Meeting of shareholders, the requirements set forth in the Company’s Amended and Restated Limited Liability Company Agreement with respect to shareholder proposals must be followed, including the requirement that written notice thereof must be received by the Company not less than 120 days nor more than 150 days before the anniversary date of the prior year’s Annual Meeting (there are special rules if the current year’s meeting date is held more than 30 days before, or more than 60 days after, the anniversary of the prior year’s meeting date). For next year’s Annual Meeting of shareholders, the written notice must be given not later than April 7, 2022 and no earlier than March 8, 2022. If the date of the Annual Meeting in 2022 is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. The shareholder’s written notice must contain the information required in the Company’s Amended and Restated Limited Liability Company Agreement, including (i) all information relating to any nominees proposed by the shareholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the meeting, (iii) the shareholder’s name and record address and (iv) the class and number of shares of Common Stock that are beneficially owned. Shareholders proposing nominees for election to our board of directors must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding Common Stock entitled to vote for at least one year by such date of giving of notice or be entitled to cast votes with respect to at least 5% of the outstanding Common Stock. Nominations and proposals should be submitted in writing to the Secretary of the Company, Gyrodyne, LLC, One Flowerfield, Suite 24, Saint James, New York 11780, who will submit them to our board of directors for its consideration.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our website, www.gyrodyne.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Gyrodyne, LLC

Attn: Investor Relations

One Flowerfield, Suite 24

Saint James, New York 11780

Telephone: (631) 584-5400

Facsimile: (631) 584-7075

If you would like to request documents from us, please do so by July 26, 2021, to receive them before the Annual Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.gyrodyne.com, and the “Recent Filings” tab therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Annual Meeting, the proposals to be considered at the Annual Meeting or this proxy statement, or if you would like additional copies of this proxy statement or need help voting your common shares of limited liability company interests, please contact our proxy solicitor: MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

GYRODYNE, LLC

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 5, 2021

VOTE BY INTERNET- www.proxyvoting.com/gyro

Use the internet to transmit your voting instructions up until

11:59 P.M. Eastern Time on August 4, 2021. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE- 1-866-894-0535 (toll-free)

Use any touch-tone telephone to transmit your voting Instructions up until 11:59 P.M. Eastern Time on August 4, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Gyrodyne, LLC c/o MacKenzie Partners, Inc.,

1407 Broadway, 27 th Floor, New York, New York 10018.

CONTROL NUMBER

▼ CONTINUED AND TO BE SIGNED ON REVERSE SIDE ▼

GYRODYNE, LLC

ANNUAL MEETING OF SHAREHOLDERS, AUGUST 5, 2021

REVOCABLE PROXY

PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION

OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby designates Gary J. Fitlin and Peter Pitsiokos, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GYRODYNE, LLC to be held at Flowerfield Celebrations, Mills Pond Road, St. James, New York 11780 on August 5, 2021 at 10:30 A.M., and any adjournment or postponement thereof, and revoking all proxies heretofore given, as designated hereon. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment or postponement thereof. This proxy shall remain in effect for a period of one year from its date.

NOTICE OF INTERNET AVAILABILITY OF

PROXY MATERIALS

The Notice of Meeting, Proxy Statement and Proxy Card are available at

http://www.gyrodyne.com/proxy.php.

▼ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL ▼

THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED
AS DIRECTED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE
BOARD OF DIRECTORS’ RECOMMENDATIONS.

Receipt of the Proxy Statement and Annual Report is hereby acknowledged.

A vote FOR Item 1 is recommended by the Board of Directors		A vote FOR Item 3 is recommended by the Board of Directors

1.	To elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified.	3.	To ratify the engagement of Baker Tilly US, LLP as our independent public accounting firm for the 2021 fiscal year.

1a:	Elliot H. Levine ☐ FOR ☐ WITHHOLD		☐ FOR ☐ AGAINST ☐ ABSTAIN

1b:	Ronald J. Macklin ☐ FOR ☐ WITHHOLD

A vote FOR Item 2 is recommended by the Board of Directors

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Dated:

Signature

Title

SIGN ABOVE - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.

Command Financial (212) 274-0070 Date/Time: 2021-06-28 05:08:00 | 101980_MacKenzie_Proxy.qxp User: temp1/CFPCOMMAC04 | 3845265015 Blacklining Rev #: 1 From: 0 to 0

If you have any questions, please call MacKenzie Partners at the phone numbers listed below.

MACKENZIE PARTNERS, INC.

1407 Broadway
New York, New York 10018
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

	FOR	WITHHOLD
1a: Elliot H. Levine	☐	☐
1b: Ronald J. Macklin	☐	☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________

____

Signature ______________________________

Title ______________________________